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                                                                    EXHIBIT 10.1

                              NON-COMPETE AGREEMENT

This Non-Compete agreement is entered into this 13th day of January, 2004, by and between AutoZone, Inc., a Nevada corporation and its various subsidiaries (collectively "AutoZone") and Steve Handschuh, an individual residing in Marietta, GA. ("Employee").

                                    RECITALS

     1. AutoZone is employing Employee as an officer of AutoZone with such employment to be "at will" and terminable at any time.

     2. In connection with his employment with AutoZone, Employee will have access to confidential and proprietary information of AutoZone.

Therefore in consideration of such employment by AutoZone and for other good and valuable consideration received and hereby acknowledged, Employee and AutoZone agree as follows:

1. (i) If Employee terminates his employment with AutoZone or (ii) his employment is terminated by AutoZone for Cause (as defined below) or (iii) his employment is terminated by AutoZone without Cause and Employee fails to waive any and all rights to severance pay, then Employee agrees that he will not, for the period commencing on the termination date of his employment with AutoZone and continuing for a period of two years, be engaged in or concerned with, directly or indirectly, any business related to or involved in the retail sale of auto parts to "DIY" customers, or the wholesale or retail sale of auto parts to commercial installers in any state, province, territory or foreign country in which AutoZone operates now or shall operate during the term set forth in this non-compete agreement (herein called "Competitor"), as an employee, director, consultant, beneficial or record owner, partner, joint venturer, officer or agent of the Competitor.

"Cause" shall mean the willful engagement by the Employee in conduct which is demonstrably or materially injurious to AutoZone, monetarily or otherwise. For this purpose, no act or failure to act by the Employee shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his action or omission was in the best interest of AutoZone.

The parties acknowledge and agree that the time, scope, geographic area and other provisions of this Non-Compete section have been specifically negotiated by sophisticated commercial parties and specifically hereby agree that such time, scope, geographic area and other provisions are reasonable under the circumstances.

Further, Employee agrees not to hire, for himself or any other entity, encourage anyone or entity to hire, or entice away from AutoZone any employee of AutoZone during the term of this non-compete agreement.

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2.   Unless otherwise required by law, Employee shall hold in confidence any proprietary or confidential information obtained by him during his employment with AutoZone, which shall include, but not be limited to, information regarding AutoZone's present and future business plans, vendors, systems, operations and personnel. Confidential information shall not include information: (a) publicly disclosed by AutoZone; (b) rightfully received by Employee from a third party without restrictions on disclosure (c) approved for release or disclosure by AutoZone; or (d) produced or disclosed pursuant to applicable laws, regulation or court order. Employee acknowledges that all such confidential or proprietary information is and shall remain the sole property of AutoZone and all embodiments of such information shall remain with AutoZone.

3. In the event of breach by Employee of any provision of this Agreement, Employee acknowledges that such breach will cause irreparable damage to AutoZone, the exact amount of which will be difficult or impossible to ascertain, and that remedies at law for any such breach will be inadequate. Accordingly, AutoZone shall be entitled, in addition to any other rights or remedies existing in its favor, to obtain, without the necessity for any bond or other security, specific performance and/or injunctive relief in order to enforce, or prevent breach of any such provision.

4. Any waiver of any breach of this Agreement by AutoZone shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be valid unless in writing and signed by an authorized officer of AutoZone.

5. This Agreement shall be governed and construed by the laws of the State of Tennessee, without regard to its choice of law rules. The parties agree that the only proper venue for any dispute under this Agreement shall be in the state or federal courts located in Shelby County, Tennessee.

6. Nothing in this agreement shall create any contract for employment and Employee's employment by AutoZone is "at will" and terminable at any time by either AutoZone or employee.

         IN WITNESS WHEREOF, the respective parties execute this Agreement.

AUTOZONE, INC.

By: /s/STEVE ODLAND                         /s/ STEVE HANDSCHUH
                                            Employee

Title: Chairman, President & CEO

                                            ____________________________
                                            Date

By: /s/ HARRY L. GOLDSMITH

Title: Sr. V.P., General Counsel & Secretary

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